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                                                                   EXHIBIT 23(1)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 14, 2002 accompanying the consolidated financial statements of Flagstar Bancorp, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2001, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Southfield, Michigan
May 24, 2002